January 7, 2004



3D Systems Corporation
26081 Avenue Hall
Valencia, CA 91355

     Re: Reimbursement Agreement to establish a Wells Fargo Letter of
         Credit to secure Variable Rate Demand Industrial Development Revenue Bond, Series 1996, 3D Systems Corporation Project

Dear Mr. McNamara:

3D Systems Corporation has requested that Wells Fargo Bank, N.A. (the "Bank") extended the Waiver dated June 16, 2003 (the "Agreement") until April 30, 2004. This Agreement waived the noncompliance with following covenants outlined in
Section 8 of the Reimbursement Agreement referenced above:

     1. Section 8.6. Fixed Charge Coverage Ratio. Company's Fixed Charge Coverage Ratio is required to be no less than 1.25.

     2. Section 8.2. Minimum Tangible Net Worth. The Company is required to maintain a Minimum Tangible Net Worth of $23,000,000 plus 50% of net income from July 1, 2001 forward.

As of the September 26, 2003 interim statements, the Company is currently in compliance with the Fixed Charge Coverage Ratio. However, as of September 26, 2003, the Company remains out of compliance with the Minimum Tangible Net Worth ratio. In addition, the Company has not obtained a replacement letter of credit as required by the Agreement.

The Bank is relying on the Company's representation that the Company will remain in compliance with all other covenants of the Reimbursement Agreement if such waiver is given. The Bank hereby agrees to waive compliance with the covenants set forth in Section 8.6 and 8.2 as of December 31, 2002, until April 30, 2004, provided the Company again complies with these waived covenants as of April 30, 2004. The Bank's waiver is also contingent upon the following terms and conditions:

     1. The Company remains in compliance with all other provisions of the Loan Agreement.

     2. On or before March 31, 2004, the Company will provide evidence of a proposal from another bank to replace the Wells Fargo Bank Letter of Credit.

     3. Should a replacement Letter of Credit not be obtained on or before April 30, 2004, the Company will agree to retire $1,200,000 of the Bonds utilizing the $1,200,000 held in the non-interest bearing demand deposit account at the Bank.


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     4.   The Company hereby ratifies, reaffirms, acknowledges, and agrees that the Reimbursement Agreement, represents valid, enforceable and collectible obligations of the Company, and that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to any of the documents or instruments executed in connection with the Reimbursement Agreement. In addition, the Company hereby expressly waives, releases and absolutely and forever discharges the Bank and its shareholders, directors, officers, employees and agents, and their heirs, personal representatives, successors and assigns, from any and all liability, claims, demands, damages, actions and causes of action that the Company may now have, or did have prior to the date hereof and, without limiting the generality of the foregoing, from any and all liability, claims, demands, damages, actions and causes of action arising out of, or in any way connected with, the Reimbursement Agreement. The Company further acknowledges and represents that no event of default or unmatured event of default exists other than as set forth above.

The Bank's waiver is limited to the covenants set forth in Sections 8.2 and 8.6. The Bank hereby represents that it will not, nor is it in any way obligated to, grant any other similar requests by the Company nor does the Bank's waiver constitute a modification of the Reimbursement Agreement. The Bank reserves the right to assert and act in reliance upon any and all events of default which may presently exist or may hereafter occur.

Please contact me if you have any questions or comments.

If you agree with the terms of this letter please so indicate by signing below. This proposal will remain open until 5:00 p.m. on January 14, 2004. In addition, please complete the enclosed Corporate Resolution for Borrowing and return it to me as well.

Sincerely,


/s/ Jean Davis
-----------------------
Jean A. Davis
Loan Support Team



AGREED TO AND ACCEPTED:

3D Systems Corporation:

By: /s/ Peter White
-----------------------
Peter White

Date:  1/12/04

                         CORPORATE RESOLUTION: BORROWING



TO:  WELLS FARGO BANK, NATIONAL ASSOCIATION:

     RESOLVED: That this corporation, _______________________________________, proposes to obtain credit from time to time, or has obtained credit, from WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

     BE IT FURTHER RESOLVED, that any _______ of the following officers:

_______________________________________________________________________________

_______________________________________________________________________________


together with any ______ of the following officers:

_______________________________________________________________________________

_______________________________________________________________________________

of this corporation be and they are hereby authorized and empowered for and on behalf of and in the name of this corporation and as its corporate act and deed:

     (a) To borrow money from Bank and to assume any liabilities of any other person or entity to Bank, in such form and on such terms and conditions as shall be agreed upon by those authorized above and Bank, and to sign and deliver to Bank such promissory notes and other evidences of indebtedness for money borrowed or advanced and/or for indebtedness assumed as Bank shall require; such promissory notes or other evidences of indebtedness may provide that advances be requested by telephone communication and by any officer, employee or agent of this corporation so long as the advances are deposited into any deposit account of this corporation with Bank; this corporation shall be bound to Bank by, and Bank may rely upon, any communication or act, including telephone communications, purporting to be done by any officer, employee or agent of this corporation provided that Bank believes, in good faith, that the same is done by such person.

     (b) To contract for the issuance by Bank of letters of credit, to discount with Bank notes, acceptances and evidences of indebtedness payable to or due this corporation, to endorse the same and execute such contracts and instruments for repayment thereof to Bank as Bank shall require, to enter into foreign exchange transactions with or through Bank, and to enter into interest rate hedging transactions with Bank in connection with any indebtedness authorized hereby.

     (c) To mortgage, encumber, pledge, convey, grant, assign or otherwise transfer all or any part of this corporation's real or personal property for the purpose of securing the payment of any of the promissory notes, contracts, instruments and other evidences of indebtedness


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authorized hereby, and to execute and deliver to Bank such deeds of trust, mortgages, pledge agreements, security agreements and/or other related documents as Bank shall require.

     (d) To perform all acts and to execute and deliver all documents described above and all other contracts and instruments which Bank deems necessary or convenient to accomplish the purposes of this resolution and/or to perfect or continue the rights, remedies and security interests to be given to Bank pursuant hereto, including without limitation, any modifications, renewals and/or extensions of any of this corporation's obligations to Bank, however evidenced[; provided that the aggregate principal amount of all sums borrowed and credits established pursuant to this resolution shall not at any time exceed the sum of $_____________ outstanding and unpaid].

     Loans made pursuant to a special resolution and loans made by offices of Bank other than the office to which this resolution is delivered shall be in addition to the foregoing limitation.

     BE IT FURTHER RESOLVED, that the authority hereby conferred is in addition to that conferred by any other resolution heretofore or hereafter delivered by this corporation to Bank and shall continue in full force and effect until Bank shall have received notice in writing, certified by the Secretary of this corporation, of the revocation hereof by a resolution duly adopted by the Board of Directors of this corporation. Any such revocation shall be effective only as to credit which is extended or committed by Bank, or actions which are taken by this corporation pursuant to the resolutions contained herein, subsequent to Bank's receipt of such notice. The authority hereby conferred shall be deemed retroactive, and any and all acts authorized herein which were performed prior to the passage of this resolution are hereby approved and ratified.

                                  CERTIFICATION

     I,_____________________ , Secretary of ________________________, a
corporation created and existing under the laws of the state of ___________________, do hereby certify and declare that the foregoing is a full, true and correct copy of the resolutions duly passed and adopted by the Board of Directors of said corporation, by written consent of all Directors of said corporation or at a meeting of said Board duly and regularly called, noticed and held on ________________, at which meeting a quorum of the Board of Directors was present and voted in favor of said resolutions; that said resolutions are now in full force and effect; that there is no provision in the Articles of Incorporation or Bylaws of said corporation, or any shareholder agreement, limiting the power of the Board of Directors of said corporation to pass the foregoing resolutions and that such resolutions are in conformity with the provisions of such Articles of Incorporation and Bylaws; and that no approval by the shareholders of, or any of the outstanding shares of, said corporation is required with respect to the matters which are the subject of the foregoing resolutions.

     IN WITNESS WHEREOF, I have hereunto set my hand and, if required by Bank affixed the corporate seal of said corporation, as of ______________________.



                                   ________________________________
                                             Secretary



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